Exhibit 99.1

Future Vision II Acquisition Corp. Announces the Separate Trading of its Ordinary Shares and Rights Commencing November 4, 2024

NEW YORK, NY, November 1, 2024 (Newstrail) – Future Vision Acquisition Corp. (NASDAQ: FVNNU) (the “Company”) today announced that, commencing November 4, 2024, holders of the units sold in the Company’s initial public offering of 5,750,000 units completed on September 13, 2024, may elect to separately trade the Company’s ordinary shares, par value $0.0001 per share (“Ordinary Shares”) and rights included in the units (with each right entitling the holder thereof to receive one-tenth of one ordinary share upon the consummation of the Company’s initial business combination). No fractional rights will be issued upon separation of the units and only whole rights will trade. Ordinary Shares and rights that are separated will trade on the Nasdaq Capital Market under the symbols “FVN” and “FVNNR” respectively. Those units not separated will continue to trade on the Nasdaq Capital Market under the symbol “FVNNU.”

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Future Vision II Acquisition Corp.

Future Vision II Acquisition Corp is a newly incorporated blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. While we will not be limited to a particular industry in our identification and acquisition of a target company, we intend to focus our search on businesses within the technology, media, and telecommunications sector.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in the prospectus and Future Vision’s other filings with the SEC. Future Vision undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Source:

Future Vision II Acquisition Corp.

Attn: Ms. Caihong Chen

Chief Financial Officer and Director

201 Xin Jinqiao Road, Rm 302

Pudong New District

Shanghai, China

Email: caih_chen@outlook.com